Exhibit 8.1
SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Mitsui Sumitomo Insurance Company, Limited	Japan
Aioi Insurance Company, Limited	Japan
Nissay Dowa General Insurance Company, Limited	Japan
Mitsui Sumitomo Kirameki Life Insurance Company, Limited	Japan
Mitsui Direct General Insurance Company, Limited	Japan
Mitsui Sumitomo MetLife Insurance Company, Limited	Japan
MITSUI SUMITOMO INSURANCE Venture Capital Company, Limited	Japan
MITSUI SUMITOMO INSURANCE Agency Service Company, Limited	Japan
MITSUI SUMITOMO INSURANCE Care Network Company, Limited	Japan
MSK Marine Service Company, Limited	Japan
MITSUI SUMITOMO INSURANCE Claims Adjusting Company, Limited	Japan
MSK Anshin-Station Company, Limited	Japan
Mitsui Sumitomo Insurance Systems Company, Limited	Japan
MSK Information Service Company, Limited	Japan
MSK Building Service Company, Limited	Japan
MS&AD Staffing Service Company, Limited	Japan
MS Insurance Planning Company, Limited	Japan
MS Chiba Company, Limited	Japan
MS Mie Company, Limited	Japan
Aioi Life Insurance Company, Limited	Japan
Aioi Insurance CS-Desk Co., Ltd.	Japan
Aioi Claim Research Co., Ltd.	Japan
Aioi Insurance Systems Co., Ltd.	Japan
Aioi Insurance Total Services Co., Ltd.	Japan
Aioi Business Services Co., Ltd.	Japan
Aioi Support Box Co., Ltd.	Japan
Fureai Do-Life Services Co., Ltd.	Japan
MS&AD Research Institute Company, Limited	Japan
Aioi Insurance Auto Technical Research Center Co., Ltd.	Japan
Aioi Sonpo Anshin 24 Co., Ltd.	Japan
Mobile General Insurance Planning Co., Ltd.	Japan
Nissay Dowa Claims Research Company, Limited	Japan
NDI Konpyuta Sabisu Kabushikikaisha	Japan
NDI Bijinesu Sabisu Kabushikikaisha	Japan
NDI Biru Manejimento Kabushikikaisha	Japan
NDI Hoken Sabisu Kabushikikaisha	Japan
MS&AD Loan Services Company, Limited	Japan
AC Planning Company, Limited	Japan
InterRisk Research Institute & Consulting,Inc.	Japan
MSK Insurance Center Company, Limited	Japan
MSK Shoji Company, Limited	Japan
MITSUI SUMITOMO INSURANCE C No.6 Investment Business Partnership	Japan
MITSUI SUMITOMO INSURANCE C No.1 Venture Capital Investment Limited Partnership	Japan
MITSUI SUMITOMO INSURANCE C No.2 Venture Capital Investment Limited Partnership	Japan
MITSUI SUMITOMO INSURANCE C No.3 Venture Capital Investment Limited Partnership	Japan
MITSUI SUMITOMO INSURANCE C Academic Technology Investment Partnership	Japan
MITSUI SUMITOMO INSURANCE C Global Technology Venture Capital Investment Limited Partnership	Japan
MITSUI SUMITOMO INSURANCE C Campus No.1 Venture Capital Investment Limited Partnership	Japan
MITSUI SUMITOMO INSURANCE C 2005V Venture Capital Investment Limited Partnership	Japan

Name	Jurisdiction of Incorporation
MSIVC Buyout Investment Limited Partnership	Japan
MITSUI SUMITOMO INSURANCE C Campus No.2 Venture Capital Investment Limited Partnership	Japan
MS Tokusima Company, Limited	Japan
MS Takanashi Insurance Service Company, Limited	Japan
MSIVC Campus No.3 Venture Capital Investment Limited Partnership	Japan
MSIVC 2008V Venture Capital Investment Limited Partnership	Japan
MS Direct investment Agency Management Company, Limited	Japan
MS Soutoku Company, Limited	Japan
MS Sapporo Company, Limited	Japan
MS Kagoshima Company, Limited	Japan
MS Iwate Company, Limited	Japan
Shoukou Service Company, Limited	Japan
Inter Partner Assistance Japan, Ltd.	Japan
MSK Hontenkanri Company, Limited	Japan
American Appraisal Japan Co., Ltd.	Japan
Sumitomo Mitsui Asset Management Company, Limited	Japan
Toyota Asset Management Co., Ltd.	Japan
Adlick Insurance Co., Ltd.	Japan
SBI Insurance Co., Ltd.	Japan
e-Net SS Insurance Co., Ltd.	Japan
Zenkankyo Kyosaikai Company, Limited	Japan
MSIG Holdings (Americas), Inc.	U.S.A.
Mitsui Sumitomo Insurance USA Inc.	U.S.A.
Mitsui Sumitomo Insurance Company of America	U.S.A.
Mitsui Sumitomo Marine Management (U.S.A.), Inc.	U.S.A.
MSI Risk Management Services, Inc.	U.S.A.
Seven Hills Insurance Agency, LLC	U.S.A.
MSI Claims (USA), Inc.	U.S.A.
Taisho Realty America Corporation	U.S.A.
Mitsui Sumitomo Insurance Company (Europe), Limited	U.K.
Mitsui Sumitomo Insurance (London) Limited	U.K.
Mitsui Sumitomo Insurance (London Management) Ltd	U.K.
MSI Corporate Capital Limited	U.K.
MSIG Corporate Services (Europe) Limited	U.K.
MSIG Holdings (Europe) Limited	U.K.
MSIS PTE. LTD.	Singapore
MSI Management (Singapore) Pte Ltd	Singapore
MS Frontier Reinsurance Limited	Bermuda
SPAC Insurance (Bermuda) Limited	Bermuda
MSIHK Company Limited	Hong Kong
Oriental Management Services Limited	Hong Kong
M & H Insurance Agency Limited	Hong Kong
PT. Asuransi MSIG Indonesia	Indonesia
Mitsui Sumitomo Seguros S/A.	Brazil
Mitsui Sumitomo Insurance Company Limited-Escritório de Representação no Brasil Ltda.	Brazil
Mitsui Sumitomo Reinsurance Limited	Ireland
MSI Holding (Thailand) Company Limited	Thailand
Calm Sea Service Company Limited	Thailand
MSIG Service and Adjusting (Thailand) Company Limited	Thailand
MBTS Life Insurance Broker Co., Ltd.	Thailand
MSIG Insurance (Singapore) Pte. Ltd.	Singapore
MSIG Insurance (Thailand) Co., Ltd.	Thailand
Ueang Mai Co., Ltd.	Thailand

Name	Jurisdiction of Incorporation
Yardhimar Company Limited	Thailand
MSIG Insurance (Hong Kong) Limited	Hong Kong
PT. PAI Insurance	Indonesia
MSIG Mingtai Insurance Co., Ltd.	Taiwan
MSIG Berhad	Malaysia
MSIG German Services GmbH	Germany
Mitsui Sumitomo Insurance Underwriting at Lloyd’s Limited	U.K.
MSI GuaranteedWeather, LLC	U.S.A.
MSI GuaranteedWeather Trading Limited	Bermuda
MSIG Insurance (Malaysia) Bhd.	Malaysia
MSIG Holdings (Asia) Pte. Ltd.	Singapore
Mitsui Sumitomo Insurance (China) Company Limited	China
Vortex Insurance Agency, LLC	U.S.A
MS Frontier Re Modeling Research Pte. Ltd.	Singapore
MSIG Insurance (Vietnam) Company Limited	Vietnam
MSIG Insurance (Lao) Co., Ltd.	Laos
MSMR Parkview LLC	U.S.A.
MSMR Franklin LLC	U.S.A.
Aioi Motor and General Insurance Company of Europe Limited	U.K.
Toyota Insurance Management Limited	U.K.
Aioi Insurance Management Limited	U.K.
Aioi Life Insurance of Europe AG	Germany
Aioi Insurance Company (China) Limited	China
Aioi Insurance Company of America	U.S.A.
DTRIC Insurance Company,Limited	U.S.A.
DTRIC Insurance Underwriters,Limited	U.S.A.
Aioi Nissay Dowa Insurance Agency Singapore Pte. Ltd.	Singapore
PT.Asuransi Aioi Indonesia	Indonesia
Aioi Management New Zealand Limited	New Zealand
Aioi Management Australia Pty.Ltd	Australia
Dowa Insurance Company (Europe) Ltd	U.K.
Interisk Asia Pte Ltd	Singapore
Interisk Global Management (Bermuda) Limited	Bermuda
MSI Risk Consultancy Services (Malaysia) Sdn Bhd	Malaysia
MSC Corporation	Cayman
InterRisk Consulting (Shanghai) Co.,Ltd	China
DRD LLP	U.S.A.
HI-TECH INSURANCE SYSTEMS DEVELOPMENT LLP	U.S.A.
BPI/MS Insurance Corporation	The Philippines
FLT Prime Insurance Corporation	The Philippines
MBTS Broking Services Company Limited	Thailand
Sumitomo Mitsui Asset Management (New York) Inc.	U.S.A.
Sumitomo Mitsui Asset Management (London) Limited	U.K.
Sumitomo Mitsui Asset Management (Hong Kong) Limited	Hong Kong
Sansei Capital Management Cayman Ltd.	Cayman
SLI Cayman Limited	Cayman
Cholamandalam MS General Insurance Company Limited	India
Asia Insurance (Cambodia) Plc.	Cambodia
Cholamandalam MS Risk Services Limited	India
PT. Auto Management Services	Indonesia
SMA MSI AS	Norway
Bangkok Chayoratn Company, Limited	Thailand
Aioi Bangkok Insurance Company, Limited	Thailand

Name	Jurisdiction of Incorporation
Guangzhou Guang Ai Insurance Brokers Co., Ltd.	China
Bangkok Chayolife Company, Limited	Thailand
Kawasaki-Dowa Agency Ltd.	Thailand
MSIVC Asia Fund I	Japan